Stan J.H. Lee, CPA

2160 North Central Rd Suite 203 * Fort Lee *

NJ 07024 P.O. Box 436402* San Diego * CA 92143-

619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com

August 22,2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549-7561

Commissioners:

We have read the paragraphs pertaining to Stan Jeong-Ha Lee, CPA, included in Item 4.01 of Form 8-K/A dated August 22, 2013, of Lion Lam Diamond Corporation ("the Company), to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in those paragraphs.

Sincerely,

/s/ Stan J.H. Lee, CPA

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Stan Jeong-Ha Lee, CPA